Exhibit 10.2
Exhibit D-1
PROMISSORY NOTE

$250,000.00	March 9, 2009
FOR VALUE RECEIVED, Eastern Staffing, LLC, a California limited liability company (“Borrower”), hereby promises to pay to the order of Temporary Placement Service, Inc., a Georgia corporation (“Lender”), in lawful money of the United States at the address of Lender set forth in the Purchase Agreement (as defined below), the principal amount of $250,000 (the “Principal Amount”) pursuant to the terms of the Asset Purchase and Sale Agreement dated as of March 9, 2009 by and among Borrower, Lender and Temporary Placement Service, Inc., a Georgia corporation (the “Purchase Agreement”), together with Interest (as defined in Section 1) thereon. This Promissory Note (“Note”) has been executed by the Borrower as the date set forth above (the “Effective Date”) pursuant to the terms of the Purchase Agreement. All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.
1. Interest. The Principal Amount shall bear interest at the rate of 6% per annum (based on a 360-day year), compounded annually (the “Interest Rate”), from the Effective Date and continuing until payment in full of the Principal Amount. In the event Borrower fails to make payment of the Principal Amount or Interest thereon when due, interest shall accrue on the outstanding Principal Amount and all accrued but unpaid Interest thereon at the rate equal to the lesser of 18% per annum (based on a 360-day year), compounded annually, or the maximum rate of interest permitted under applicable law at any time (the “Default Interest Rate”). Interest compounding under the Interest Rate and the Default Interest Rate, as applicable, shall be known as “Interest”.
2. Payments of Principal Amount and Interest. On each of the payment dates set forth below (each, a “Payment Date”), Borrower shall pay to Lender (a) all accrued but unpaid Interest on the Principal Amount through such Payment Date plus (b) a repayment of the Principal Amount in an amount equal to $20,000. The Payment Dates are as follows: June 9, 2009, September 9, 2009, December 9, 2009, March 9, 2010, June 9, 2010, September 9, 2010 and December 9, 2010.
3. Maturity Date. The unpaid Principal Amount, all accrued Interest thereon and all other sums due hereunder, shall be paid in full on the second anniversary of the Effective Date (the “Maturity Date”).
4. Guaranteed Indebtedness. The indebtedness represented by this Note is guaranteed pursuant to the terms of the Guaranty.

5. Application of Payments.
5.1. Except as otherwise expressly provided herein, payments under this Note shall be applied (a) first to the repayment of any sums incurred by Lender for the payment of any expenses in enforcing the terms of this Note, (b) then to the payment of Interest accruing under the Default Interest Rate, (c) then to the payment of Interest accruing under the Interest Rate, and (d) then to the reduction of the Principal Amount.
5.2. Upon payment in full of the Principal Amount and applicable accrued and unpaid Interest thereon, this Note shall be marked “Paid in Full” and returned to Borrower.
6. Waiver of Notice. Borrower hereby waives diligence, notice, presentment, protest and notice of dishonor.
7. Events of Default. The occurrence of any of following events (each, an “Event of Default”) shall constitute an Event of Default of Borrower:
7.1. Borrower’s default in the payment of any Interest or Principal Amount due under this Note, provided Lender has given Borrower verbal or written notice of such default and three business days within which to cure such default;
7.2. Borrower’s default in the performance or observance of any other provision of this Note or the Purchase Agreement, provided Lender has given Borrower written notice of such default and five days within which to cure such default to Lender’s reasonable satisfaction, or the Guarantor’s (as defined in the Guaranty) default in the performance or observance of any provision of the Guaranty; or
7.3. (a) The application for the appointment of a receiver or custodian for Borrower or the property of Borrower, (b) the entry of an order for relief or the filing of a petition by or against Borrower under the provisions of any bankruptcy or insolvency law, (c) any assignment for the benefit of creditors by or against Borrower, or (d) the insolvency of Borrower.
Upon the occurrence of any Event of Default, Lender may elect, by written notice delivered to Borrower, to take at any time any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Principal Amount, together with all accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity.
Notwithstanding anything to the contrary in this Note, in the event that Lender elects to unwind the transactions contemplated by the Purchase Agreement pursuant to Article 3.2(b)(iii)(B) thereof, this Note shall be deemed immediately canceled and all of Lender’s rights and Borrower’s obligations contained in this Note shall be deemed terminated and of no further force or effect.

8. Miscellaneous.
8.1. Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and permitted assigns of the parties. This Note is not assignable by Lender or Borrower without the prior written consent of the other party, provided that the Lender may assign this Note and all of Lender’s rights herein to Wells Fargo without the prior written consent of Borrower.
8.2. Loss or Mutilation of Note. Upon receipt by Borrower of evidence satisfactory to Borrower of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to Borrower, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Borrower shall execute and deliver to Lender a new promissory note of like tenor and denomination as this Note.
8.3. Notices. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Note shall be in given in accordance with the terms of the Purchase Agreement.
8.4. Governing Law. This Note shall be governed in all respects by the laws of the State of California as applied to agreements entered into and performed entirely within the State of California by residents thereof, without regard to any provisions thereof relating to conflicts of laws among different jurisdictions.
8.5. Waiver and Amendment. Any term of this Note may be amended, waived or modified only with the written consent of Borrower and Lender.
8.6. Remedies; Costs of Collection; Attorneys’ Fees. No delay or omission by Lender in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between Lender and the undersigned or any other person shall be deemed a waiver by Lender of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by Lender or the exercise of any other right, remedy, power or privilege by Lender. The rights and remedies of Lender described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, Borrower agrees to pay, in addition to the Principal Amount and Interest payable thereon, reasonable attorneys’ fees and any other reasonable costs incurred by Lender in connection with its pursuit of its remedies under this Note.

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IN WITNESS WHEREOF, Borrower has caused this Note to be dully executed as of the date first set forth above.
EASTERN STAFFING, LLC, a California limited liability company
d.b.a. Select Staffing

/s/ D. Stephen Sorensen
D. Stephen Sorensen
Manager